Exhibit 99.6

AMERICAN TECHNOLOGY CORPORATION ANNOUNCES
$14 MILLION INSTITUTIONAL FINANCING

New Capital for Sales, Marketing and Deliveries
of ATC's Directed Sound Products

SAN DIEGO, CA, July 18, 2005 - American Technology Corporation (ATC) (NASDAQ: ATCO) announced today an agreement for $14 million in institutional financing through the sale of common shares and warrants to funds managed by selected institutional investors.

The company expects to use the net proceeds from this institutional financing for marketing, sales and deliveries of its proprietary directed sound products including HSS® H450 highly directional sound systems, LRAD™, MRAD™, and thin panel NeoPlanar® speaker products, as well as to prepay its unsecured subordinated promissory notes issued in December 2004 and for general working capital.

ATC received the proceeds in exchange for 2,868,851 shares of the company's common stock, and warrants to purchase an additional 1,581,919 shares of the company's common stock. The shares of common stock are being issued at a price of $4.88 per share. The 717,213 “A” warrants have an exercise price of $6.36 per share and expire in July 2009. The 864,706 “B” Warrants have an exercise price of $7.23 per share and expire six months after registration of the underlying shares, as described below. If exercised, the warrants could generate up to an additional $10.8 million in proceeds to ATC. The company has agreed to file a registration statement covering the resale of any shares of common stock issued to investors at the expected closing of the financing, and upon the exercise of the warrants. The company’s Form 8-K, to be filed with the SEC, will provide a description of the other material terms of this transaction and copies of the executed documents.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy shares of the company’s common stock or warrants. The shares and warrants being sold to the investors, and the shares that may be issued to them upon exercise of the warrants, have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States or any state thereof absent registration under the Securities Act and applicable state securities laws or an applicable exemption from the registration of the Securities Act and applicable state laws. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About American Technology Corporation
American Technology Corporation is Shaping the Future of Sound® by developing, manufacturing and globally distributing its proprietary directed sound technologies and products which include: the award-winning HSS® (HyperSonic® Sound technology), LRAD™ (Long Range Acoustic Device), NeoPlanar® planar magnetic technology, and others. The Company is establishing a strong portfolio of patents, trademarks, and intellectual property including over 215 U.S. and foreign patents and patent filings to date. For more information on the company and its technologies and products, please visit our web site at www.atcsd.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to changes in the sound reproduction industry, the need for market acceptance of our sound reproduction technologies, entry of competitors in the sound reproduction market, the possibility our intellectual property protections will not prevent others from marketing products similar to or competitive with our products, our ability to develop future products which maintain a competitive advantage over competing products, pricing pressures, technology shifts, potential technical or manufacturing difficulties that could delay products, possible government regulations, general economic and political factors which influence buying decisions, and other risks identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from our current expectations. American Technology Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

CONTACT:
Robert Putnam	Media Inquiries:
ATC Investor Relations	Don Mathias
(858) 679-3168	(949) 855-4520
robert@atcsd.com	dwmath@aol.com